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                                                                     EXHIBIT 5.1

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190


TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                  June 29, 2000


Antigenics Inc.
630 Fifth Street, Suite 2100
New York, New York 10111

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 4,800,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Antigenics Inc., a Delaware corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 1999 Equity Incentive Plan (the "Plan").

         It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                             Very truly yours,


                             /s/ PALMER & DODGE LLP